As filed with the Securities and Exchange Commission on August 13, 2004

Registration No. 333-117878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CMGI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2921333
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1100 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

1997 Stock Incentive Plan of Modus Media, Inc.

1997 Class A Replacement Option Plan of Modus Media, Inc.

1997 Class B Replacement Option Plan of Modus Media, Inc.

(Full Title of the Plans)

PETER L. GRAY, ESQ.

Executive Vice President and General Counsel

CMGI, Inc.

1100 Winter Street

Waltham, MA 02451

(Name and Address of Agent for Service)

(781) 663-5001

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kevin P. Lanouette, Esq.

Browne Rosedale & Lanouette LLP

31 St. James Avenue, Suite 830

Boston, Massachusetts 02116

(617) 399-6931

Explanatory Note

This Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-117878) of CMGI, Inc. is being filed to add Exhibit 23.3 (Consent of PricewaterhouseCoopers LLP) which was inadvertently omitted from the original filing of the Form S-8.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on August 13, 2004.

CMGI, INC.

By:	/S/ PETER L. GRAY
Peter L. Gray
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on August 13, 2004 in the capacities indicated.

Signature	Title

* David S.Wetherell	Chairman of the Board of Directors

* George A. McMillan	President, Chief Executive Officer and Director (Principal Executive Officer)

* Thomas Oberdorf	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Anthony J. Bay	Director

* Virginia G. Bonker	Director

* Francis J. Jules	Director

* Jonathan A. Kraft	Director

* Michael J. Mardy	Director

* By:	/S/ PETER L. GRAY
Peter L. Gray
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-85047).

4.2	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 18, 1999 (File No. 000-23262).

4.3	Amendment of Restated Certificate of Incorporation of the Registrant, dated May 5, 2000 is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000 (File No. 000-23262).

4.4	Certificate of Elimination of Series C Convertible Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2002 (File No. 000-23262).

4.5	Restated By-Laws of the Registrant, as amended, are incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-92107).

4.6	Specimen stock certificate representing the Registrant’s Common Stock is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262).

5+	Opinion of Browne Rosedale & Lanouette LLP.

23.1+	Consent of Browne Rosedale & Lanouette LLP (included in Exhibit 5).

23.2+	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of PricewaterhouseCoopers LLP.

24 +	Power of Attorney.

99.1	1997 Stock Incentive Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.3 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).

99.2+	Amendment No. 2 to 1997 Stock Incentive Plan of Modus Media, Inc.

99.3	1997 Class A Replacement Option Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.22 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).

99.4	1997 Class B Replacement Option Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.23 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).

+	Previously filed.